UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2005

Delphax Technologies Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-10691	41-1392000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12500 Whitewater Drive, Minnetonka, Minnesota		55343-9420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-939-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 15, 2005, Delphax Technologies Canada Limited (the Company), a wholly-owned subsidiary of Delphax Technologies Inc. (the Registrant), entered into a new five-year lease agreement (the Agreement) with its landlord, Morguard Real Estate Investmant Trust (the Landlord). The Agreement, for the 178,878 square feet currently occupied by the Company or subleased to another company, commences as the existing lease expires and is effective December 1, 2006 through November 30, 2011. Annual rents under the Agreement increase ratably over the five-year term, from CDN$1,010,660.70 (approximately $854,000 at current exchange rates) in the first year of the lease to CDN$1,117,987.50 (approximately $945,000 at current exchange rates) in the fifth year.

There is no material relationship between the Company, the Registrant and the Landlord, other than in connection with the lease.

The foregoing brief summary of the Agreement is not intended to be complete and is qualified in its entirely by reference to the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following document is filed as an exhibit to this Report.

10.1 Lease Agreement between Delphax Technologies Canada Limited and Morguard Real Estate Investment Trust

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc.

September 15, 2005	By:	Jeffrey S. Mathiesen

Name: Jeffrey S. Mathiesen
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Lease Agreement between Delphax Technologies Canada Limited and Morguard Real Estate Investment Trust